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                                                                             5.1

                            LIONEL SAWYER & COLLINS
                                ATTORNEYS AT LAW
                           1700 BANK OF AMERICA PLAZA
                            300 SOUTH FOURTH STREET
                            LAS VEGAS, NEVADA 69101

                               FEBRUARY 27, 1998

                                                                  (702) 383-8888

Cornerstone Properties Inc.
126 East 56th Street
New York, New York 10022

     Re:  Cornerstone Properties Inc.
        Registration Statement on Form S-3

Dear Sirs:

     We have acted as special Nevada counsel for Cornerstone Properties Inc., a Nevada corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 ("Registration Statement"), being filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), with respect to the registration by the Company of 34,493,192 shares ("Shares") of Common Stock, no par value per share ("the Common Stock"), for the account of Dutch Institutional Holding Company, Inc. ("DIHC"), Stichting Pensioenfonds Voor de Gezondheid Geestelijke en Maatschappelijke Belangen ("PGGM"), Larry Jay Wyman, Timothy P. Carden and Mazal American Partners (collectively, the "Selling Stockholders") such Shares to be offered from time to time in amounts and prices per share to be determined at the time of such offering, and, if required by law, set forth in one or more prospectus supplements to the Registration Statement. The Company has provided us with a draft prospectus ("Prospectus"), which is a part of the Registration Statement. Capitalized terms used in this Opinion Letter and not defined herein shall have the meaning given to them in the Registration Statement.

     We have examined originals or copies of such corporate records and certificates of public officials as we have deemed necessary or advisable for the purposes of this Opinion Letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to originals of all copies of all documents submitted to us. We have relied upon the certificates of all public officials and corporate officers with respect to the accuracy of all matters contained therein, including without limitation, the certificate of the Company's Secretary, a copy of which has previously been delivered to you.

     Based upon and subject to the foregoing, and subject to the qualifications, limitations, restrictions and assumptions set forth below, we are of the opinion that:

          1. The Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Nevada.

          2. The Company has the authority to issue up to Two Hundred Fifty Million (250,000,000) shares of Common Stock.

          3. The Shares have been validly issued, fully paid and are nonassessable.
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     Nothing herein shall be deemed an opinion as to the laws of any other jurisdiction other than the State of Nevada.

     This Opinion Letter is intended solely for the use of the Company in connection with the Registration Statement. It may not be relied upon by any other person or for any other purpose, or reproduced or filed publicly by any person without the written consent of this firm, provided we hereby consent to the filing of this Opinion Letter as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included therein. In giving this consent, we do not hereby admit that we are in a category of persons whose consent is required pursuant to Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder, and we disclaim liability as an expert under the securities laws of the United States or any other jurisdiction.

                                          /s/ Lionel Sawyer & Collins

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